, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA COMPLETES ACQUISITION OF TELEFÓNICA’S OPERATIONS IN COSTA RICA

COMBINATION CREATES A LEADING CONVERGED OPERATOR IN COSTA RICA

Denver, Colorado – August 9, 2021: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced it has completed the acquisition of Telefónica S.A.’s (“Telefónica”) wireless operations in Costa Rica (“Telefónica Costa Rica”).

Balan Nair, President and CEO of Liberty Latin America, commented, “We are excited to welcome Telefónica Costa Rica’s employees and customers to Liberty Latin America. By combining our fixed business, Cabletica, with the mobile network operating under the Movistar brand, we will offer greater value to our customers. We are committed to providing even more connectivity solutions to Costa Ricans, as we aim to bring converged offerings to the market. Together we are stronger and will be able to offer differentiated products and services to our customers, provide greater opportunities for our employees, and strengthen our ties to the communities we serve.”

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC, and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols “LILA” (Class A) and “LILAK” (Class C), and on the OTC link under the symbol “LILAB” (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel     ir@lla.com

Media Relations:
Claudia Restrepo     llacommunications@lla.com